Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-3 No. 333-269270) of Disc Medicine, Inc.,
(2)
Registration Statement (Form S-3 No. 333-281359) of Disc Medicine, Inc.,
(3)
Registration Statement (Form S-8 No. 333-278129) pertaining to the Amended and Restated 2021 Stock Option and Incentive Plan, Amended and Restated 2021 Employee Stock Purchase Plan, the Stock Option Inducement Awards, and the Restricted Stock Unit Inducement Awards of Disc Medicine, Inc.,
(4)
Registration Statement (Form S-8 No. 333-269271) pertaining to the 2017 Stock Option and Grant Plan, Amended and Restated 2021 Stock Option and Incentive Plan, and Amended and Restated 2021 Employee Stock Purchase Plan of Disc Medicine, Inc.
(5)
Registration Statement (Form S-8 No. 333-263410) pertaining to the 2021 Stock Option and Incentive Plan of Gemini Therapeutics, Inc.,
(6)
Registration Statement (Form S-8 No. 333-255194) pertaining to the 2021 Stock Option and Incentive Plan and the 2021 Inducement Plan of Gemini Therapeutics, Inc., and
(7)
Registration Statement (Form S-8 No. 333-260243) pertaining to the 2021 Employee Stock Purchase Plan of Gemini Therapeutics, Inc.;

of our reports dated February 27, 2025, with respect to the consolidated financial statements of Disc Medicine, Inc. and the effectiveness of internal control over financial reporting of Disc Medicine, Inc. included in this Annual Report (Form 10-K) of Disc Medicine, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 27, 2025